UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 5, 2023
Date of Report (Date of earliest event reported)

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5775 N. Sam Houston Parkway W., Suite 400
Houston, TX 77086
(Address of principal executive office and zip code)

(713) 849-9911
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, $0.0001 par value	FTK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 5, 2023, Flotek Industries, Inc. (the “Company”) entered into the First Amendment (the “First Amendment”) to that certain Revolving Loan and Security Agreement, dated August 14, 2023 (the “Loan Agreement”) with Flotek Chemistry, LLC and JP3 Measurement, LLC, wholly owned subsidiaries of the Company (collectively with the Company, the “Borrowers”), and Amerisource Funding, Inc. (“Amerisource”), as lender, to, among other things, increase the aggregate Revolving Credit Facility Maximum from $10,000,000 to $13,812,500. The First Amendment was entered into pursuant to Section 2.08 of the Loan Agreement, which provides for a Revolving Credit Facility Maximum increase upon receipt of an appraisal and finalization of legal documentation satisfactory to Amerisource regarding certain pledged real estate, and in connection therewith, Flotek Chemistry, LLC has pledged the real estate interests described on Exhibit “B” attached to the First Amendment.

In addition to the foregoing increase in the aggregate Revolving Credit Facility Maximum, the First Amendment (i) specifies that the “net orderly liquidation value” of Eligible Inventory will be used to calculate the Revolving Inventory Sub-Limit, (ii) incorporates, as appropriate, language regarding the pledged real estate described in Exhibit “B” attached to the First Amendment, and (iii) provides that the Collateral Management Fee will be charged monthly on the Revolving Credit Facility Maximum instead of the average daily balance. All capitalized terms used and not defined herein have the same meanings herein as set out in the First Amendment or, if not so defined in the First Amendment, in the Loan Agreement. The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K regarding each of the transactions described therein is also responsive to Item 2.03 of this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On October 2, 2023, the Company received written notice from the New York Stock Exchange ("NYSE") that the Company had regained compliance with the NYSE’s continued listing criterion of Section 802.01C of the NYSE Listed Company Manual of a minimum share price for its common stock of $1.00 over a 30 trading-day period. If, in the future, the Company again falls below the continued listing criterion of a minimum share price of $1 over a 30-trading day period, the Company’s common stock will be subject to immediate review by the NYSE.

Forward -Looking Statements

Certain statements set forth in this Current Report on Form 8-K constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding the Company’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, projects, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Current Report on Form 8-K. Although forward-looking statements in this Current Report on Form 8-K reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1
First Amendment to Revolving Loan and Security Agreement dated as of October 5, 2023, among Flotek Industries, Inc., Flotek Chemistry, LLC and JP3 Measurement, LLC, as borrowers, and Amerisource Funding, Inc., as lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.
Date: October 5, 2023	/s/ Bond Clement
	Name:	Bond Clement
	Title:	Chief Financial Officer